                         Subsidiaries of the Registrant



                                                                                Other Names under which
Name                                        Jurisdiction of Organization        Business Transacted
-------------------------------------------------------------------------------------------------------

Adaytum KPS Software Limited                United Kingdom                      Adaytum Software, Inc.
                                                                                Adaytum

Adaytum - Canada, Corp.                     Nova Scotia                         Adaytum Software, Inc.
                                                                                Adaytum

Adaytum, Inc.                               Delaware                            Adaytum Software, Inc.
                                                                                Adaytum

Adaytum Asia Pacific Pty Limited            Australia                           Adaytum Software, Inc.
                                                                                Adaytum

Adaytum, Limited                            United Kingdom                      Adaytum KPS Software Limited
                                                                                Adaytum Software, Inc.
                                                                                Adaytum

Adaytum France, SARL                        France                              Adaytum KPS Software Limited
                                                                                Adaytum Software, Inc.
                                                                                Adaytum

Adaytum Software A/S                        Denmark                             Adaytum KPS Software Limited
                                                                                Adaytum Software, Inc.
                                                                                Adaytum